                                                                   Exhibit 10.16


                            FORM OF OPTION AGREEMENT



NONE OF THE ST. PAUL OWNERSHIP OPTION, THE ST. PAUL PARTICIPATION OPTION (EACH AS DEFINED BELOW) AND THE COMMON SHARES DELIVERABLE UPON EXERCISE OF EITHER THE ST. PAUL OWNERSHIP OPTION OR THE ST. PAUL PARTICIPATION OPTION, HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933. NEITHER OPTION NOR ANY INTEREST THEREIN MAY BE ASSIGNED OR OTHERWISE TRANSFERRED, DISPOSED OF OR ENCUMBERED EXCEPT FOLLOWING RECEIPT BY PLATINUM UNDERWRITERS HOLDINGS, LTD. (THE "COMPANY") OF EVIDENCE SATISFACTORY TO IT, WHICH MAY INCLUDE AN OPINION OF UNITED STATES COUNSEL, THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS AND UPON OBTAINMENT OF ANY REQUIRED GOVERNMENT APPROVALS. TRANSFER OF EITHER THE ST. PAUL OWNERSHIP OPTION OR THE ST. PAUL PARTICIPATION OPTION, OR ANY INTEREST THEREIN, MAY BE DISAPPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY IF, IN THEIR REASONABLE JUDGMENT, THEY HAVE REASON TO BELIEVE THAT SUCH TRANSFER MAY EXPOSE THE COMPANY, ANY SUBSIDIARY THEREOF, ANY SHAREHOLDER OR ANY PERSON CEDING INSURANCE TO THE COMPANY OR ANY SUCH SUBSIDIARY TO ADVERSE TAX OR REGULATORY TREATMENT IN ANY JURISDICTION. COMMON SHARES OBTAINED UPON EXERCISE OF THIS OPTION AGREEMENT ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER AS SET FORTH IN SECTION 5(C) OF THIS OPTION AGREEMENT.

     This OPTION AGREEMENT is made this [ ] day of June, 2002 between PLATINUM UNDERWRITERS HOLDINGS, LTD., a company organized under the laws of the Islands of Bermuda (the "Company"), and THE ST. PAUL COMPANIES, INC., a company incorporated under the laws of the State of Minnesota in the United States of America ("St. Paul").


                                R E C I T A L S :
                                ----------------

     WHEREAS, the Company is contemplating an initial public offering (the "Public Offering") of its common shares of par value U.S. $0.01 per share (the "Common Shares");

     WHEREAS, St. Paul and the Company have entered into a Formation and Separation Agreement, dated as of [ ], 2002 (the "Formation and Separation Agreement") in which St. Paul and the Company have set forth certain terms of their continuing relationship following the Public Offering;

     WHEREAS, as contemplated by the Formation and Separation Agreement, contingent upon the consummation of the Public Offering, St. Paul will contribute certain assets to the Company, in consideration for which the Company intends to issue to St. Paul or its nominees (i) pursuant to a private placement, a number of Common Shares equal to up to approximately 24.9% of all Common Shares outstanding following the consummation of the Public Offering and the private placement (the "St. Paul Investment") subject to a sliding scale based on the initial public offering price, whereby if the initial public offering price of the Common Shares is less than $25, the number of Common Shares issued to St. Paul in the St. Paul Investment will be reduced pro rata,
(ii) the St. Paul Ownership Option, as defined below, under the circumstances specified in this Agreement; and (iii) the St. Paul Participation Option, as defined below, under the circumstances specified in this Agreement; all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Formation and Separation Agreement;

     NOW, THEREFORE, in furtherance of the transactions contemplated by the Formation and Separation Agreement, and in consideration of the mutual promises, covenants and agree ments set forth therein and herein, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

1. (a) In the event St. Paul is issued less than 13,262,300 Common Shares (or 15,251,600 Common Shares, if the underwriters exercise their over-allotment option in the Public Offering in full), PROVIDED that St. Paul may not purchase more than ___________ Common Shares (or ____________ Common Shares, if the underwriters exercise their over-allotment option in full), pursuant to the St. Paul Ownership Option in the St. Paul Investment, the Company grants St. Paul an option (the "St. Paul Ownership Option") to purchase such number of Common Shares (the "St. Paul Ownership Option Shares") as is necessary to increase St. Paul's actual ownership interest in the Common Shares following the completion of the Public Offering and the St. Paul Investment to an approximate 24.9% of such Common Shares so outstanding.

     (b) The St. Paul Ownership Option is exercisable, at an exercise price per Common Share equal to the initial public offering price per Common Share (the "St. Paul Ownership Option Price"), in whole or in part at any time prior to the tenth anniversary of the completion of the Public Offering (the "St. Paul Ownership Option Exercise Period").

     (c) The Company grants St. Paul an option (the "St. Paul Participation Option"; with the St. Paul Ownership Option, each, an "Option") to purchase up to 2 million Common Shares (the "St. Paul Participation Option Shares"; with the St. Paul Ownership Option Shares, the "Option Shares").

     (d) The St. Paul Participation Option is exercisable at an exercise price per share of 130% of the initial public offering price per Common Share (the "St. Paul Participation Option Price"; with the St. Paul Ownership Option Price, each, an "Option Price") in whole or in part at any time after the second anniversary of the completion of the Public Offering and prior to the tenth anniversary (the "St. Paul Participation Option Exercise Period"; with the St. Paul Ownership Option Exercise Period, each, an "Exercise Period").

     (e) An "Exercise Date" is any day during an Exercise Period, other than a Saturday, Sunday or other day on which banking institutions in New York City or Bermuda are authorized or obligated by law or executive order to close (a "Business Day"). An Option may be exercised as provided herein until 12:01 A.M., New York City time, on the first day after the expiration of the Exercise Period.

     (f) St. Paul's ownership interest in the Common Shares may not, at any time, exceed a percentage equal to 24.9% of the Common Shares outstanding. It is agreed and understood that, prior to any exercise of the St. Paul Ownership Option or the St. Paul Participation Option, as the case may be, St. Paul shall, if necessary, dispose of such number of Common Shares that, immediately after any exercise of either Option, St. Paul will not be a "United States 25% Shareholder" as defined in the Company's bye-laws as in effect as of the completion of the Public Offering.

     (g) Option Shares upon issue will rank equally in all respects with the other Common Shares of the Company, but in no case will any Option Shares carry any option or other right to subscribe for further additional shares.

     (h) St. Paul is not, solely by virtue hereof, entitled to any rights of a shareholder in the Company either at law or in equity.

     (i) Upon any merger, amalgamation, consolidation, scheme of arrangement or similar transaction involving the Company and any third party that is not a subsidiary of the Company, or any sale of all or substantially all the assets of the Company to any third party that is not a subsidiary of the Company (each, a "Transaction") in which all holders of Common Shares become entitled to receive, in respect of such shares, any capital stock, rights to acquire capital stock or other securities of the Company or of any other person, any cash or any other property, or any combination of the foregoing (collectively, "Transaction Consideration"), the Options shall entitle St. Paul to receive all Transaction Consideration that St. Paul would have been entitled to if it had exercised the Options in full immediately prior to the Transaction [(to the extent it remains unexercised and without regard to the limitations in Section 1(f) hereof)], in each case upon payment by St. Paul of the Option Price as in effect immediately prior to such time. In determining the kind and amount of Transaction Consideration that St. Paul would be entitled to receive in respect of any Transaction pursuant to this Section 1(i), St. Paul shall be entitled to exercise any rights of election as to the kinds and amounts of consideration receivable in such Transaction that are provided to holders of Common Shares in such Transactions. Any adjustment in respect of a Transaction pursuant to this
Section 1(i) shall become effective immediately after the effective time of such Transaction, retroactive to any record date therefor. The Company shall take such action as is necessary to ensure that St. Paul shall be entitled to receive Transaction Consideration upon the terms and conditions provided in this Section 1(i). Notwithstanding the foregoing, if an adjustment is made pursuant to this
Section 1(i) in respect of a Transaction that involves a Change of Control (as defined below), St. Paul shall be entitled to exercise the Options pursuant to this Section 1(i) without regard to Section 1(f) hereof. A Transaction is deemed to involved a "Change of Control" if the beneficial owners of the outstanding Common Shares immediately prior to the effective time of such Transaction are not the beneficial owners of a majority of the total voting power of the surviving or acquiring entity in the Transaction, as the case may be, immediately after such effective time.

2. (a) To exercise an Option in accordance with Section 1(b) or Section 1(d) hereof, St. Paul shall provide written notice to the Company of its intention to exercise all or a portion of such Option at least [five(5)] days prior to the intended Exercise Date (such notice must indicate the number of Option Shares St. Paul intends to purchase upon exercise of such Option and must be in writing signed by or on behalf of St. Paul and delivered or sent by registered post to the Company at its registered office). Upon such notice, if and to the extent requested by St. Paul, the Company shall promptly commence the preparation of a registration statement subject to the limitations of and in the manner provided in the Registration Rights Agreement to be entered into between the Company and St. Paul substantially in the form of Scheule __ hereto (as it may be amended from time to time, the "Registration Rights Agreement") in order to permit St. Paul to resell to the public up to the full number of Option Shares to be purchased by it pursuant to such Option's exercise.

     (b) St. Paul may require Option Shares to be allotted to any nominee or nominees of St. Paul.

     (c) The Company shall issue and allot Option Shares upon exercise of an Option and payment of the total price payable therefor.

3. (a) In case the Company at any time after the date that the number of Common Shares issuable pursuant to the Public Offering and the St. Paul Investment has been determined:

          (A) declares or pays a dividend or makes any other distribution with respect to its capital stock in Common Shares such that the number of Common Shares outstanding is increased,

          (B) subdivides or splits-up its outstanding Common Shares, such that the number of Common Shares outstanding is increased,

          (C) combines its outstanding Common Shares into a smaller number of Common Shares or

          (D) effects any reclassification of the Common Shares other than a change in par value (including any such reclassification in connection with an amalgamation or merger in which the Company is the surviving entity or a reincorporation of the Company), the number of Common Shares purchasable upon exercise of an Option be proportionately adjusted so that St. Paul will be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have been entitled to receive after the happening of any of the events described above if such Option had been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph 3(a) become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b) In case the Company issues rights, options or warrants to all holders of its out standing Common Shares entitling them to subscribe for or purchase Common Shares at a price per share which is lower at the record date mentioned below than the then Current Market Value (as defined in Section 3(d)), the number of Option Shares that St. Paul may purchase thereafter upon the exercise of an Option will be determined by multiplying the number of Option Shares theretofore purchasable upon exercise of such Option by a fraction, of which the numerator is the sum of (A) the number of Common Shares outstanding on the record date for determining share holders entitled to receive such rights, options or warrants plus (B) the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the sum of (A) the number of Common Shares outstanding on the record date for determining share holders entitled to receive such rights, options or warrants plus (B) the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the Current Market Value (as defined below in Section 3(d)) per share of Common Shares at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

     (c) In the event the Company distributes to all holders of its Common Shares any of the capital stock of any of its subsidiaries (each, a "Subsidiary"), the Options will upon such distribution be deemed to be options to purchase the kind and number of shares of the capital stock of the Subsidiary which St. Paul would have been entitled to receive after such distribution had the Options been exercised immediately prior to such distribution or any record date with respect thereto. The roll-over of the Options into options to purchase shares of capital stock of the applicable Subsidiary pursuant to this Section 3(c) will become effective immediately after the effective date of the distribution of shares of the capital stock of the applicable Subsidiary to shareholders of the Company described above.

     (d) For the purpose of any computation under Section 3(b), the "Current Market Value" of such Common Shares on a specified date is deemed to be the average of the daily closing prices per share for the ten consecutive Trading Days (as defined below) ending on the day before the applicable record date. "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Shares are not traded on the applicable securities exchange or on the applicable securities market. The closing price for each day is the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market or, if the Common Shares are not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Board of Directors of the Company for that purpose.

     (e) Whenever the number of Common Shares purchasable by St. Paul upon the exercise of an Option is adjusted, as herein provided, the Option Price be adjusted by multiplying such Option Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Option Shares purchasable upon the exercise of such Option immediately prior to such adjustment, and of which the denominator shall be the number of Option Shares purchasable immediately thereafter.

     (f) No adjustment in the number of Option Shares purchasable upon the exercise of an Option need be made under Section 3(b) and (c) if the Company issues or distributes, pursuant to this Agreement, to St. Paul the shares, rights, options, warrants, securities or assets referred to in those paragraphs which St. Paul would have been entitled to receive had such Option been exercised prior to the happening of such event or the record date with respect thereto. No adjustment need be made for a change in the par value of the Option Shares.

     (g) For the purpose of this Section 3, the term "Common Shares" shall mean
(i) the class of stock consisting of the Common Shares of the Company, or (ii) any other class of stock resulting from successive changes or reclassification of such shares other than consisting solely of changes in par value. In the event that at any time, as a result of an adjustment made pursuant to Section 3
(a) above, St. Paul will become entitled to receive any securities of the Company other than Common Shares, thereafter the number of such other securities so receivable upon exercise of an Option and the Option Price of such securities will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Option Shares contained in paragraphs (a) through (f), inclusive, above; PROVIDED, HOWEVER, that the Option Price will at no time be less than the aggregate par value of the Common Shares or other securities of the Company obtainable upon exercise of such Option[, PROVIDED, FURTHER, that the Company shall reduce the par value of its Common Shares or other securities from time to time as necessary so that the foregoing shall not occur.]

     (h) In the case of Section 3(b), upon the expiration of any rights, options or warrants or if any thereof shall not have been exercised, the Option Price and the number of Common Shares purchasable upon the exercise of an Option shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options or warrants and (B) such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; PROVIDED, FURTHER, that no such readjustment may have the effect of increasing the Option Price or decreasing the number of Common Shares purchasable upon the exercise of such Option by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant or such rights, options or warrants.

     (i) In the case of Section 3(b), on any change in the number of Common Shares deliverable upon exercise of any such rights, options or warrants, other than a change resulting from the antidilution provisions hereof, the number of Option Shares thereafter purchasable upon the exercise of an Option shall forthwith be readjusted to such number as would have been obtained had the adjustment made upon the issuance of such rights, options or warrants not converted prior to such change (or rights, options or warrants related to such securities not converted prior to such change) been made upon the basis of such change.

     (j) The Company may at its option, at any time during the term of the Options, reduce the then current Option Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company, including such reductions in the exercise price as the Company considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

4. The Company undertakes to increase its authorized share capital prior to the dates upon which the Options shall become exercisable to a level sufficient to satisfy any exercise of the Options.

5. (a) The Options may not be assigned or otherwise transferred, disposed of or encumbered by St. Paul (or any subsequent transferee) in whole or in part except as provided in this Section 5.

     (b) In the event of an amalgamation of the Company with or merger of the Company into another person, or a sale, transfer or lease to another person (each such person, a "Successor Person") of all or substantially all the assets of the Company, the Options may be transferred to a person which is a shareholder, partner or other affiliated person (directly or indirectly) of such Successor Person.

     (c) On and after the date which is the second anniversary of the closing date of the Public Offering, St. Paul may transfer the Options, in whole or in part, in one or more private transaction(s) TO UP TO THREE INSTITUTIONAL INVESTORS; PROVIDED, HOWEVER, that any proposed transfer is conditioned upon

          (i) receipt by the Company of evidence satisfactory to it, which may include an opinion of United States counsel that such transfer would not require registration under the Securities Act or state securities laws and upon the obtainment of any required government approvals (which approvals the Company agrees to use commercially reasonable efforts to assist in obtaining); and

          (ii) the proposed transferee executing and delivering instruments reasonably acceptable to the Company acknowledging

               (A) that the Option Shares have not been registered under the

          Securities Act and, accordingly, the transferee may not offer, sell, assign, pledge or otherwise transfer any Option Shares except pursuant to an effective registration statement under the Securities Act covering such Option Shares or pursuant to an available exemption from the registration requirements of the Securities Act;

               (B) that the Company is entitled to decline to register any transfer of Option Shares, and any transfer of Option Shares shall be void, unless (i) such transfer is made pursuant to and in accordance with Rule 144 (PROVIDED that the Company (or its designated agent for such purpose) may request a certificate satisfactory to it of compliance by the transferor with the requirements of Rule 144), (ii) such transfer is made pursuant to another available exemption from the registration requirements of the Securities Act (PROVIDED that, if not already a party hereto, the intended transferee agrees to abide by the provisions of this Section 5(c)(ii), and PROVIDED, FURTHER, that, if the Company requests, the transferor first provides the Company (or such agent) with evidence satisfactory to it, which may include an opinion of U.S. counsel satisfactory to the Company, to the effect that such transfer is made pursuant to another available exemption from the registration requirements of the Securities Act) or (iii) such transfer is made pursuant to an effective registration statement under the Securities Act covering the Option Shares being transferred, including a registration statement filed pursuant to the Registration Rights Agreement (the Company being entitled to waive or modify the foregoing transfer requirements, generally or in any particular case, to the extent that it determines, on advice of U.S. counsel, that compliance with such requirements is not necessary to ensure compliance with the Securities Act, or such modification is necessary to ensure compliance with the Securities Act, as the case may be);

               (C) that, except as provided below, no Option Share shall be held in book-entry form, and each certificate representing an Option Share shall be evidenced by a certificate bearing a restrictive legend (the "Legend") substantially in the form set forth below:

          THE COMMON SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. SUCH SHARES MAY NOT BE HELD IN BOOK- ENTRY FORM. SUCH SHARES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER IN THE OPTION AGREEMENT, DATED AS OF JUNE [ ], 2002, BETWEEN THE ST. PAUL COMPANIES, INC. AND PLATINUM UNDERWRITERS HOLDINGS, LTD. (THE "COMPANY"), WHICH MAY REQUIRE, AMONG OTHER THINGS, THE PRIOR RECEIPT BY THE COMPANY FROM THE TRANSFEROR OR

          THE TRANSFEREE OF EVIDENCE SATISFACTORY TO IT, WHICH MAY INCLUDE AN OPINION OF U.S. COUNSEL OR UNDERTAKINGS TO BE BOUND BY SUCH AGREEMENT. SUCH SHARES ARE ALSO SUBJECT TO RESTRICTIONS IN THE BYE-LAWS OF THE COMPANY, INCLUDING RESTRICTIONS ON TRANSFER INTENDED TO ENSURE THAT NO PERSON BECOMES OR IS DEEMED TO BECOME A 10% SHAREHOLDER OF THE COMPANY (AS EXPLAINED IN SUCH BYE-LAWS).

          and

               (D) that the transferee shall become a party to the Registration Rights Agreement, with the attendant rights and obligations thereunder; PROVIDED, FURTHER, that any proposed transfer may be disapproved by the Board of Directors of the Company if, in their reasonable judgment, they have reason to believe that such transfer may expose the Company, any subsidiary thereof, any shareholder or any person ceding insurance to the Company OR ANY SUCH SUBSIDIARY TO ADVERSE TAX OR REGULATORY TREATMENT IN ANY JURISDICTION. In connection with or following any transfer of Option Shares in accordance with clause (i) or (iii) of Section 5(c)(ii)(B), and upon the surrender of any certificate or certificates representing such Option Shares to the Company (or such agent), the Company shall cause to be issued in exchange therefor a new certificate or certificates that represent the same Common Shares and do not bear the Legend (or shall permit such shares to be held in book-entry form). The Company shall cause each Option Share transferred as contemplated by clause (i) or (iii) of
          Section 5(c)(ii)(B) to be duly listed on each securities exchange, and to be accepted for quotation in each interdealer quotation system, on or in which any Common Shares are listed or quoted at the time of such transfer (PROVIDED that the approval for such listing or quotation has been obtained by the Company), in each case so that the Option Share so transferred will be freely transferable on each such exchange and in each such system to the same extent as the Common Shares then listed thereon or quoted therein.

     (d) In connection with any transfer of all or a portion of an Option pursuant to Section 5(c), the Company shall prepare an Option Agreement (or, in the case of a partial transfer, Option Agreements) issuable to the transferee (and transferor, in the case of partial transfer) upon surrender to the Company of the existing Option Agreement upon consummation of the transfer. Upon said consummation, the transferee shall have such rights and obligations with respect to the number of Option Shares covered by the portion of such Option transferred to such transferee as the rights and obligations of St. Paul hereunder. As used herein, "10% Shareholder" means a person who owns, in aggregate, (i) directly,
(ii) with respect to persons who are United States persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code or (iii) beneficially, directly or indirectly, within the meaning of
Section 13(d)(3) of the United States Securities Exchange Act of 1934, issued shares of the Company carrying 10% or more of the total combined voting rights attaching to all issued shares.

     (e) Any transferee of all or part of an Option pursuant to Section 5(c) hereof (or any subsequent transferee who holds any portion of such Option as a result of a transfer pursuant to this Section 5(e)) may transfer, in whole but not in part, its portion of such Option to a subsequent transferee; PROVIDED that any such transfer shall be subject to the terms and conditions set forth in
Section 5(c) and 5(d) hereof.

6. The issuance of share certificates upon the exercise of an Option shall be without charge to St. Paul. The Company shall pay, and indemnify St. Paul from and against, any issuance, stamp, documentary or other taxes (other than transfer taxes and income taxes), or charges imposed by any governmental body, agency or official by reason of the exercise of such Option or the resulting issuance of Common Shares.

7. This Agreement shall be governed by and construed in accordance with the laws of New York, without regard to principles regarding conflicts of laws.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed and attested by its duly authorized officers and to be dated as of _______________, 2002.




                                   PLATINUM UNDERWRITERS HOLDINGS, LTD.

                                   By:
                                      -----------------------------------------
                                       Name:
                                       Title:



                                   THE ST. PAUL COMPANIES, INC.



                                   By:
                                      -----------------------------------------
                                       Name:
                                       Title: